Exhibit 10.2

MONTPELIER RE HOLDINGS LTD

AMENDMENT TO SEVERANCE PLAN DATED 27 AUGUST 2004

Preamble

The Montpelier Re Holdings Ltd Severance Plan dated 27 August 2004 (“the Plan”) was established to provide severance benefits to certain executives of the Company in the event of a termination of employment in connection with a Change in Control.

Certain amendments are required to the Plan in light of the adoption by the Company in 2007 of a new Long-Term Incentive Plan.

Amendments

It is hereby agreed that the following changes shall be made to Article 1 of the Plan:

Article 1.2 shall be replaced in its entirety by the following words: “Cause shall have the same meaning as set forth in Article 9 of the Montpelier Long-Term Incentive Plan.”

A new Article 1.16 shall be added as follows: “Montpelier Long-Term Incentive Plan means the Montpelier Re Holdings Ltd 2007 Long-Term Incentive Plan”.

IN WITNESS WHEREOF this amendment has been executed by the appropriate officers of Montpelier Re Holdings Ltd, to be effective immediately.

MONTPELIER RE HOLDINGS LTD.

By
/s/ ANTHONY TAYLOR
Name: Anthony Taylor
Title: Chairman of the Board